Exhibit 99.3
Unique Fabricating, Inc. and Great Lakes Foam Technologies, Inc. Pro Forma
Condensed Combined Financial Information
The following unaudited pro forma condensed combined financial information are based upon the historical consolidated financial statements of Unique Fabricating, Inc. (the “Company”) and Great Lakes Foam Technologies, Inc. (“Great Lakes”). The Unaudited Pro Forma Condensed Combined Statement of Operations combine the historical statements of the Company and Great Lakes, for the six months ended June 28, 2015 and June 30, 2015, respectively, and for the year ended January 4, 2015, and December 31, 2014, respectively, giving effect to the acquisition as if it had occurred on January 1, 2014. The Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical consolidated balance sheets of the Company and Great Lakes as of June 28, 2015 and June 30, 2015, respectively, giving effect to the acquisition as if it had occurred on June 30, 2015. The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results of operations. Please note that the Company's fiscal year end and quarterly period end are slightly different from Great Lakes as the Company's reporting periods end on the Sunday closest to the end of the quarterly and yearly period and Great Lakes reporting periods prior to the acquisition ended on the calendar quarterly and yearly period. The Company noted that there were not material differences between these different ending dates, and as a result no adjustments have been made to the pro forma statements for these date differences. The unaudited pro forma combined financial statements were based on and should be read in conjunction with the:

●
separate historical financial statements and the related notes of the Company in our Prospectus filed July 1, 2015 as of and for the year ended January 4, 2015 and in Form 10-Q as of and for the six months ended June 28, 2015; and

●
separate historical financial statements and the related notes of Great Lakes as of December 31, 2014 and for the year ended December 31, 2014 included as Exhibit 99.1 to the Amended Form 8-K/A, and as of June 30, 2015 and December 31, 2014 and for the six months ended June 30, 2015 and June 30, 2014 included as Exhibit 99.2 to the Amended Form 8-K/A.

The unaudited pro forma condensed combined financial information have been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma combined financial information do not purport to project the future financial position or operating results of the combined company.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 28, 2015

	Historical Unique Fabricating, Inc.	Historical Great Lakes Foam Technologies, Inc.	Pro Forma Adjustments		Pro Forma Combined
	June 28, 2015	June 30, 2015
Assets
Current Assets
Cash and cash equivalents	$759,255	$191,870	$(191,870)	(a)(b)	$759,255
Accounts receivable – net	21,890,656	1,021,890	—		22,912,546
Inventory – net	11,732,035	1,005,255	146,191	(f)	12,883,481
Prepaid expenses and other current assets:
Prepaid expenses and other	2,405,688	49,993	(170,836)	(a)(c)	2,284,845
Deferred tax asset	907,073	—	1,468	(i)	908,541
Total current assets	37,694,707	2,269,008	(215,047)		39,748,668
Property, Plant, and Equipment – Net	19,348,217	953,594	(187,826)	(a)(g)	20,113,985
Goodwill	15,183,417	—	4,469,131	(n)	19,652,548
Intangible Assets, net	15,644,191	—	5,574,330	(h)	21,218,521
Other assets
Investments – at cost	1,054,120	—	—		1,054,120
Deposits and other assets	88,728	120,800	(120,800)	(a)	88,728
Debt issuance costs	242,901	—	—		242,901
Total assets	$89,256,281	$3,343,402	$9,519,788		$102,119,471
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$12,360,367	$561,801	$—		$12,922,168
Current maturities of long-term debt	2,268,595	27,212	(27,212)	(a)	2,268,595
Income taxes payable	233,172	—	—		233,172
Accrued compensation	2,177,853	137,781	(109,319)	(d)(j)	2,206,315
Other accrued liabilities	1,253,014	215,006	237,930	(e)(k)(o)	1,705,950
Total current liabilities	18,293,001	941,800	101,399		19,336,200
Long-term debt – net of current portion	28,349,382	278,029	(278,029)	(a)	28,349,382
Line of credit	10,432,331	—	11,819,991	(l)	22,252,322
Other long-term liabilities
Deferred tax liability	6,157,273	—	—		6,157,273
Other liabilities	89,437	—	—		89,437
Total liabilities	63,321,424	1,219,829	11,643,361		76,184,614
Redeemable Common Stock	7,810,007	—	—		7,810,007
Total stockholders’ equity	18,124,850	2,123,573	(2,123,573)	(a)(m)	18,124,850
Total liabilities and stockholders’ equity	$89,256,281	$3,343,402	$9,519,788		$102,119,471

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended June 28, 2015

	Historical Unique Fabricating, Inc.	Historical Great Lakes Foam Technologies, Inc.	Pro Forma Adjustments		Pro Forma Combined
	Six Months Ended June 28, 2015	Six Months Ended June 30, 2015
Net Sales	$68,102,680	$5,194,813	$—		$73,297,493
Cost of Sales	51,750,874	3,167,540	51,388	(p)(q)	54,969,802
Gross Profit	16,351,806	2,027,273	(51,388)		18,327,691
Selling, General, and Administrative Expenses	10,332,313	845,351	339,273	(p)(r)	11,516,937
Operating Income	6,019,493	1,181,922	(390,661)		6,810,754
Non-operating Income (Expense)
Investment income	230	5,362	(6,686)	(p)	(1,094)
Other income (expense)	14,321	(5,981)	(300)	(p)	8,040
Interest expense	(1,712,689)	(8,220)	(160,006)	(s)	(1,880,915)
Total non-operating expense	(1,698,138)	(8,839)	(166,992)		(1,873,969)
Income – Before income taxes	4,321,355	1,173,083	(557,653)		4,936,785
Income Tax Expense	1,436,718	—	227,709	(t)	1,664,427
Net Income	$2,884,637	$1,173,083	$(785,362)		$3,272,358
Net Income Attributable to Noncontrolling Interest	—	42,369	(42,369)	(p)	—
Net Income Attributable to Controlling Interest	$2,884,637	$1,130,714	$(742,993)		$3,272,358
Net Income per share
Basic	$0.43				$0.49
Diluted	$0.41				$0.47

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended January 4, 2015

	Historical Unique Fabricating, Inc.	Historical Great Lakes Foam Technologies, Inc.	Pro Forma Adjustments		Pro Forma Combined
	Year Ended January 4, 2015	Year Ended December 31, 2014
Net Sales	$126,480,235	$10,025,415	$—		$136,505,650
Cost of Sales	95,020,102	5,809,986	128,976	(p)(u)	100,959,064
Gross Profit	31,460,133	4,215,429	(128,976)		35,546,586
Selling, General, and Administrative Expenses	21,325,888	2,368,009	707,600	(p)(v)	24,401,497
Operating Income	10,134,245	1,847,420	(836,576)		11,145,089
Non-operating Income (Expense)
Investment income	21,192	7,621	(11,629)	(p)	17,184
Other income	50,627	15,370	(3,000)	(p)	62,997
Interest expense	(3,667,400)	(20,374)	(352,090)	(p)(w)	(4,039,864)
Total non-operating expense	(3,595,581)	2,617	(366,719)		(3,959,683)
Income – Before income taxes	6,538,664	1,850,037	(1,230,295)		7,158,406
Income Tax Expense	2,073,824	—	229,305	(t)	2,303,129
Net Income	$4,464,840	$1,850,037	$(1,459,600)		$4,855,277
Net Income Attributable to Noncontrolling Interest	—	70,405	(70,405)	(p)	—
Net Income Attributable to Controlling Interest	$4,464,840	$1,779,632	$(1,389,195)		$4,855,277
Net Income per share
Basic	$0.66				$0.72
Diluted	$0.65				$0.71

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Notes to the Unaudited Pro Forma Condensed
Combined Financial Statements
1. Description of Transaction
On August 31, 2015, the Company completed its acquisition (the “Acquisition”) of the business and substantially all of the assets of Great Lakes, a Michigan based polyurethane manufacturer. The business was acquired for total cash consideration of $11,819,991 after all adjustments described below. The purchase agreement included a potential purchase price adjustment provision based on the actual working capital acquired on the day of closing as compared to what was originally estimated at closing. On the date of closing, the Company paid a total purchase price of $12,000,000 less the estimated working capital adjustment of $180,009 owed to the Company by Great Lakes. After the acquisition closed it was determined the Company owed Great Lakes $127,401 for the actual working capital adjustment true-up once the actual working capital was determined. This amount is included as a payable in Note 3 below. This acquisition was financed through the Company's revolving line of credit without the need for further revisions to any debt or equity agreements.
2. Accounting Policies
The Company will continue to review Great Lakes’ accounting policies. As a result of the ongoing review, the Company may identify differences between the accounting policies of the two companies that could have a material impact on the combined financial statements. At this time, the Company is not aware of any differences that would have a material impact on the combined financial statements. The unaudited pro forma condensed combined financial statements assume there are no differences in accounting policies between the two companies.
3. Allocation of Purchase Price to Identifiable Assets Acquired and Liabilities Assumed
Based on the results of valuation procedures performed, consideration paid and net assets acquired the following table summarizes the acquisition date fair values of the assets acquired and liabilities assumed on the date of acquisition (August 31, 2015). Please note these results could change as the results are preliminary, but the Company does not expect them to at this time.

Accounts receivable	$1,001,005
Inventory	1,115,809
Deferred tax assets	1,468
Other current assets	2,500
Property, plant, and equipment	810,001
Identifiable intangible assets	5,915,000
Accounts payable and accrued liabilities	(1,056,334)
Total identifiable net assets	7,789,449
Goodwill	4,030,542
Total	$11,819,991
4. Pro Forma Adjustments
Adjustments included in the unaudited pro forma condensed combined financial statements in the column under the heading “Pro Forma Adjustments” represent the following:

(a)
Contains adjustments for certain assets and liabilities related to BMAC Properties, LLC, ("BMAC") a variable interest entity for which Great Lakes was the primary beneficiary, that was excluded from the acquisition transaction; however, was included in the historical Great Lakes financial statements.

(b)	Reflects adjustment of $188,003 of cash reported in Great Lakes as cash; however, was an excluded asset.
(c)	Reflects adjustment of $40,444 of insurance receivables reported in Great Lakes as prepaid expenses; however, was an excluded asset.
(d)	Reflects adjustment of $137,781 for accrued wages reported in Great Lakes as accrued wages and payroll taxes; however, was an excluded liability.

(e)	Reflects adjustment of $11,451 for accrued other reported in Great Lakes as accrued property taxes; however, was an excluded liability.
(f)	Reflects the fair value adjustment of $146,191 for inventory acquired in the acquisition.
(g)	Reflects the fair value adjustment of $143,755 for net property, plant, and equipment acquired in the acquisition.
(h)	Reflects the fair value adjustment of $5,574,330 for net intangible assets acquired in the acquisition.
(i)	Reflects adjustment of $1,468 for net deferred tax assets resulting from the acquisition.
(j)	Reflects adjustment of $28,462 for accrued wages and bonuses that were acquired as a result of the acquisition.
(k)	Reflects adjustment of $127,401 for current accrued liabilities for the working capital payable that was due to Great Lakes from the Company on the date of the acquisition.
(l)	Reflects adjustment of $11,819,991 to the line of credit for the amount that was borrowed on the date of the acquisition and represents the consideration transferred in the acquisition.
(m)	Reflects Great Lakes equity elimination as stockholders' equity for Great Lakes was eliminated and reset as a result of the acquisition.
(n)	Represents adjustment to goodwill needed in order for the pro forma adjustments in the condensed combined balance sheet to properly reflect the acquisition as if it had occured on June 28, 2015.
(o)	Reflects adjustment of $121,980 for intercompany payable amounts with BMAC that represents an excluded liability.
(p)	Contains adjustments for certain statement of operation amounts related to BMAC that were excluded from the acquisition transaction.
(q)
Reflects adjustment to cost of sales of $6,388 for the six month period in 2015 presented for the difference in depreciation expense based on the fair value purchase price allocated to property, plant, and equipment and actual depreciation expense in the historical Great Lakes financial statements.

(r)
Reflects adjustment to selling, general, and administrative expenses of $340,670 for the six month period in 2015 presented for the difference in amortization expense based on the fair value purchase price allocated to intangible assets and actual amortization expense.

(s)
Reflects adjustment to interest expense of $168,226 for the six month period in 2015 to show interest expense on the debt that would have been incurred in the period on the line of credit used to fund the acquisition.

(t)
Adjusted to reflect a combined federal and state income tax rate of 37% applied to the pro forma pre-tax earnings of Great Lakes, which was taxed as a Subchapter S corporation prior to the acquisition. Assumes combined federal and state income tax rate of 37% applied to remaining pro forma adjustments.

(u)
Reflects adjustment to cost of sales of $38,976 for the twelve month period in 2014 presented for the difference in depreciation expense based on the fair value purchase price allocated to property, plant, and equipment and actual depreciation expense in the historical Great Lakes financial statements.

(v)
Reflects adjustment to selling, general, and administrative expenses of $722,213 for the twelve month period in 2014 presented for the difference in amortization expense based on the fair value purchase price allocated to intangible assets and actual amortization expense in the historical Great Lakes financial statements.

(w)
Reflects adjustment to interest expense of $371,701 for the twelve month period in 2014 to show interest expense on the debt that would have been incurred in the period on the line of credit used to fund the acquisition.